EXHIBIT 99.1
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                   CERTIFICATE OF CHIEF EXECUTIVE OFFICER AND
                             CHIEF FINANCIAL OFFICER


     The undersigned, Ronald J. Mittelstaedt and Steven F. Bouck, being the duly elected and acting Chief Executive Officer and Chief Financial Officer, respectively, of Waste Connections, Inc., a Delaware corporation (the "Company"), hereby certify that the quarterly report of the Company on Form 10-Q for the quarterly period ended June 30, 2002, fully complies with the requirements of section 13(a) of the Securities Exchange Act of 1934, as amended, and that information contained in such report fairly presents, in all material respects, the financial condition and results of operations of the Company.



Date: August 13, 2002                          By: /s/ Ronald J. Mittelstaedt
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                                                   Ronald J. Mittelstaedt

Date: August 13, 2002                          By: /s/ Steven F. Bouck
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                                                   Steven F. Bouck